                                                                     Exhibit 4.3

                          CSS ACQUISITION CORPORATION
                          ---------------------------

                       2000 SPECIAL STOCK INCENTIVE PLAN
                       ---------------------------------


1.    Purpose of Plan
      ---------------

      The Board of Directors of CSS Acquisition Corporation (the "Company") has established this 2000 Special Stock Incentive Plan (the "Plan") to give certain key employees of the Company an equity interest in the Company, and thereby, to provide an incentive to such employees to continue in the service of the Company, and to further its growth.

2.    Committee.
      ---------

      The Company shall establish a committee to implement this Plan (the "Committee"). The Committee shall have the power to resolve any dispute or disagreement arising out of this Plan or the sale or repurchase of any of the Common Stock allocated to the Recipients hereunder. The Committee may from time to time impose any conditions on the sale and repurchase of shares of Common Stock allocated hereunder as it deems necessary or advisable (i) to ensure that all rights granted under this Plan satisfy the requirements of the Securities and Exchange Commission's Rule 16b-3 or any successor rule or (ii) to effect a public offering of the Company's securities. The interpretation and construction of any provision of this Plan made by the Committee shall be final and conclusive. If no Committee has been appointed, the entire Board of Directors (excluding any member of the Board that shall receive shares of Common Stock pursuant to this Plan) shall constitute the Committee.

3.    Awards.
      ------

      Upon adoption of this Plan by the Board, the Company shall be entitled to:
(i) grant to Sonia Khademi the right to purchase 46,729 shares of Common Stock (the "Khademi First Grant Options"), (ii) grant to Sonia Khademi the right to purchase 11,682 shares of Common Stock (the "Khademi Second Grant Options"),
(iii) issue 11,682 shares of Common Stock to Sonia Khademi (the "Khademi First Grant Restricted Stock"), (iv) issue 23,364 shares of Common Stock to Sonia Khademi (the "Khademi Second Grant Restricted Stock"), and (v) grant to Dena Bradshaw the right to purchase 46,729 shares of Common Stock (the "Bradshaw Options"). All of the foregoing shall be subject to the terms and conditions of the Plan and the Award Agreements (defined below). Sonia Khademi and Dena Bradshaw are sometimes referred to herein collectively as "Recipients" and individually as a "Recipient."

4.        Purchase of Options.
          -------------------

          Each right to acquire shares pursuant to Section 3(i), Section 3(ii) and Section 3(v) (each an "Option") (a) shall be evidenced by a written agreement (an "Award Agreement") and shall be subject to the terms and conditions set forth in the Award Agreement, (b) will have an exercise price of $2.50 per share of Common Stock, payable in cash upon exercise, (c) will expire ten years after the date of grant (the "Exercise Term") to the extent not exercised prior to such date, (d) will be exercisable solely in accordance with the Award Agreement, and (e) may not be exercised by any person other than the Recipient or, in the case of the Recipient's death, in accordance with Section 12.

5.        Vesting.
          -------

          The Khademi First Grant Options and the Bradshaw Options (collectively, the "First Options") shall entitle the Recipient to purchase, in whole at any time or in part from time to time, thirty-three and one-third percent (33 1/3%) of the total number of shares covered by the First Options after the expiration of one year from the date such First Options are granted, an additional thirty-three and one-third percent (33 1/3%) of the total number of shares covered by the First Options after the second anniversary of the date such First Options are granted and the remainder of the number of shares of Stock subject to the First Options after the third anniversary of the date such First Options are granted.

          The Khademi Second Grant Options shall entitle the Recipient to purchase, in whole at any time or in part from time to time, thirty-three and one-third percent (33 1/3%) of the total number of shares covered by the Khademi Second Grant Options after the expiration of one year and six months from the date such Khademi Second Grant Options are granted, an additional thirty-three and one-third percent (33 1/3%) of the total number of shares covered by the Khademi Second Grant Options after the expiration of two years and six months from the date such Khademi Second Grant Options are granted and the remainder of the number of shares of Stock subject to the Khademi Second Grant Options after the expiration of three years and six months from the date such Khademi Second Grant Options are granted.

6.        Restricted Stock Awards
          -----------------------

          The right to receive the shares of Common Stock to be issued pursuant to Section

3(iii) and Section 3(iv) (each a "Stock Award") (a) shall be subject to the terms and conditions set forth in the Award Agreement and the Plan, (b) shall terminate as to all shares as to which the restrictions have not lapsed if the recipient of such shares ceases to be employed by, or provide service to, the Company during a period designated in the Award Agreement as a "Restriction Period," and (c) shall not give the holder any right to vote shares covered by a Stock Award or to receive any dividends or other distributions paid on such shares until the end of the Restriction Period.

7.        Repurchase Right.
          ----------------

          If at any time a Recipient ceases to be employed by, or provide service to, the Company, for any reason, the Company shall have the option to purchase all the shares (the "Shares") of Common Stock issued pursuant to this Plan (including shares of Common Stock issued upon the exercise of the Options) and any shares of capital stock issued with respect to such shares held by the Recipient at a price per share equal to the fair market value of such Shares (as determined in good faith by the Committee in its sole discretion). If the Company elects to exercise its purchase rights hereunder, it will provide the holder with written notice of such election and will consummate the repurchase at the time and place indicated in such written notice; provided, the time of the consummation of such repurchase shall not to be less than ten days nor more than ninety days after the date such written notice is received by the holder. The purchase price shall be paid in cash. The repurchase rights of the Company under this Section 7 shall terminate upon the closing of an underwritten public offering pursuant to an effective registration statement on Form S-1 filed with the Securities and Exchange Commission (an

"IPO").

8.        Right of First Refusal.
          -----------------------

          No Recipient shall sell, exchange, assign, hypothecate, gift, grant a security interest, pledge or otherwise encumber or enter into any voting trust or other agreement with respect to voting rights or any other transfer or disposition of beneficial interest whatsoever (collectively, "Transfer") the Shares without first offering to sell the Shares held by such Recipient to the Company. Prior to a Transfer of any shares of the Shares the person proposing the Transfer shall deliver a written notice (the "Transfer Notice") describing in reasonable detail the name of the of offeree, the purchase price requested and all other material terms of the proposed Transfer. Upon receipt of the Transfer Notice, the Company (or any person designated by the Company) shall have the right and option (but not the obligation) to purchase all or any portion of the securities being offered at the price and on the terms of the proposed Transfer set forth in the Transfer Notice. Within thirty (30) days after the receipt of the Transfer Notice, the Company shall notify the transferring party whether or not it desires to purchase any or all of the offered securities. If the Company desires to purchase any or all of the offered securities, the closing of the purchase and sale of such securities shall be held at the place and on the date established by the Company in its notice to the transferring party in response to the Transfer Notice, which in no event shall be less than ten (10) nor more than ninety (90) days from the date of such notice. In the event the Company elects not to purchase all of the offered securities, the transferring party may Transfer the remaining offered securities to the offeree specified in the Transfer Notice at a price no less than the price specified in the Transfer Notice and on other terms no more favorable to the transferee(s) than those terms specified in the Transfer Notice; provided, such Transfer is completed within ninety (90) days following the last date on which the Company could have elected to purchase the offered securities. Any such securities not transferred within such ninety (90) day period shall be subject to the provision of this Section 8 upon any subsequent Transfer. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect. The right of first refusal set forth in this Section 8 shall terminate upon an IPO.

9.        Escrow.
          ------

          In order to ensure compliance with the obligations under this Plan, the Company will hold the certificates representing any Shares in escrow until the later of (i) the expiration of the Restriction Period and (ii) the termination of the Company's rights under Sections 7 and 8.

10.  Change of Control.
     -----------------

     (a)  As used herein, a "Change of Control" means any of the following:

          (i) The acquisition by any Person (other than a Current Major Holder) of 50.1% or more of the combined Voting Power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this subsection (a), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (1) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (2) acquires the

Voting Securities directly from the Company; (3) owns 50.1% or more of the combined Voting Power of the Company's then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company or any subsidiary which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares owned by such Person, (4) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (5) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in subsection (ii) below); or

          (ii) a merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

                (a) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

                (b) no Person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person
          who, immediately prior to the Business Combination, had Beneficial Ownership of 50.1% or more of the then outstanding Voting Securities) has Beneficial Ownership of 50.1% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a Business Combination satisfying the conditions of clauses (a) and (b) of this subsection (ii) shall be referred to as a "Non-Control Transaction"); or

               (iii) a complete liquidation or dissolution of the Company; or

               (iv) the sale or other disposition of all or substantially all of the assets of the Company (other than a transfer to a Controlled Entity).

          (b) Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because (A) 50.1% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, or (B) of the IPO or any other sale of securities which is unanimously approved by the Board of Directors.

               (c) "Beneficial Owner", "Beneficially Owned" and "Beneficially Owning" shall have the meanings applicable under Rule 13-d promulgated under the Exchange Act.

               (d) "Current Major Holder" means General Instrument Corporation, Cablesoft Communications, Inc. or Motorola, Inc., together with any of their respective affiliates.

               (e) "Person" means a person within the meaning of sections 13(d) and 14(d) of the Exchange Act.

               (f) "Voting Power" means the combined voting power of the then outstanding Voting Securities.

               (g) "Voting Securities" means, with respect to the Company or any subsidiary, any securities issued by the Company or such subsidiary, respectively, which generally entitle the holder thereof to vote for the election of directors of the Company.

11.       Consequences of a Change of Control
          -----------------------------------

          Upon a Change of Control, all outstanding Options shall automatically accelerate and become fully vested and exercisable and the Restriction Period on all outstanding Stock Awards shall immediately lapse.

12.       Termination of Employment.
          -------------------------

          (a)  Death, Disability or Retirement.  In the event of the Disability
               -------------------------------
of the Recipient or in the event the employment of the Recipient is terminated as a result of his death or voluntary retirement after age 65, or after age 55 with Committee consent, the Recipient may at any time within one (1) year after such Disability or termination of employment, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was exercisable on the date of such Disability or termination of employment. In the event of the Recipient's death, the Option shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee or legatees under his will, or by his personal representatives or distributees, and such person or persons shall be substituted for the Recipient. The term "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Recipient unable or incompetent to carry out the job responsibilities or the duties to which such Recipient was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

          (b)  Cause.  If the Recipient's employment is terminated for Cause (as
               -----
defined below), the Option shall cease to be exercisable as of the date of the Recipient's termination of employment. For this purpose, the term "Cause" shall mean a finding by the Committee that the Recipient (i) has breached his or her employment contract with the Company or a subsidiary, (ii) has engaged in disloyalty to the Company or a subsidiary, including, without limitation, fraud, embezzlement, theft, conviction of a felony or proven dishonesty in the course of his or her employment, (iii) has disclosed trade secrets or confidential information of the Company or a subsidiary to persons not entitled to receive such information or (iv) has engaged in other behavior detrimental to the interest of the Company or a subsidiary as the Committee determines.

          (c)  Other Termination of Employment. If the employment of the
               -------------------------------
Recipient is terminated under any circumstance other than those set forth in
Section 12(a) or 12(b), the Recipient may, at any time within thirty (30) days after his or her termination of employment, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was exercisable on the date of termination.

          (d)  No Extension of Exercise Term.  Notwithstanding the terms of
               -----------------------------
Section

12(a), 12(b) or 12(c), in no event may the Option be exercised by anyone after the expiration of the Exercise Term. Any Option or portion thereof that was not exercisable on the date of a termination of employment (regardless of the cause of such termination) shall lapse when the Recipient's employment terminates (regardless of the cause of such termination).

13.       Transfers.
          ---------

          The Options shall not be Transferred other than by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the Recipient, the Option shall be exercisable only by the Recipient or his or her legal guardian or legal representatives.

14.       Ownership Not to Affect Employment.
          ----------------------------------

          Ownership of Common Stock pursuant to this Plan shall not confer upon any Recipient any right to continue in the employment of the Company or any of its subsidiaries.

15.       Adjustments.
          -----------

          (a) In the event of a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting the Common Stock, or any distribution to stockholders in respect of stock other than a cash dividend, the Committee, in its sole discretion, shall make appropriate equitable adjustment in the number and kind of shares authorized by the Plan and any adjustments to outstanding Options as it determines appropriate. If during the term of any Option granted hereunder the Company shall be merged into or consolidated with or otherwise combined with or acquired by a person or entity, or there is a liquidation of the Company, then at the election of the Committee, in its sole discretion, the Committee may take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Recipients to realize the value of their unexercised Options, including without limitation paying cash to such Recipient equal to the value of the unexercised Options or requiring an acquiring corporation to grant options or stock to such Recipient having a value equal to the value of the unexercised Options.

          (b) Except as provided by the Committee in accordance with the foregoing Section 15(a), the Recipients shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     (c) All share amounts and per share amounts set forth herein give effect to a 1-for-3,333 1/3 stock split of the Company's Common Stock to provide that prior to the issuances contemplated herein, the total issued and outstanding Common Stock of the Company shall be 1,000,000 shares. Notwithstanding anything to the contrary contained herein, no adjustment shall be made to the share or per share numbers set forth herein as a result of such stock split.

16.  Withholding of Taxes
     --------------------

     (a)  Required Withholding.  All grants of Options and Share Awards under
          --------------------
the Plan shall be subject to applicable tax withholding requirements. The Company shall have the right to deduct from all grants and from all wages and other amounts payable to the Recipient any taxes required by law to be withheld with respect to grants, or the Company may require that the Recipient or other person receiving or exercising grants pay to the Company the amount of any taxes that the Company is required to withhold with respect to such grants.

     (b)  Election to Withhold Shares.  The Committee may require or a Recipient
          ---------------------------
may elect to have the Company's income tax withholding obligation with respect to a Grant satisfied by having shares withheld up to an amount that does not exceed the Recipient's applicable withholding tax rate for federal (including
FICA), state and local tax liabilities. A Recipient's election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

17.       Amendments.
          ----------

          The Board of Directors may from time to time amend the terms of this Plan as it deems fit; provided, however, that no such amendment shall adversely
                      --------  -------
affect the rights of a holder of the Options issued under the Plan without the consent of such holder unless the Committee deems that such amendment is necessary or advisable to ensure that all rights granted under this Plan satisfy the requirements of the Securities and Exchange Commission's Rule 16b-3 or any successor rule.

18.       No Fractional Shares
          --------------------

          No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.       Headings
          --------

          Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

20.       Compliance with Law.
          -------------------

          The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Common Stock shall be subject to all applicable laws (including, without limitation federal and state securities laws) and to approvals by any governmental or regulatory agency as may be required.

21.       No Rights as a Stockholder.
          --------------------------

          A holder of an Option shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the exercise price pursuant to the terms of such Option.

22.       Modification, Extension and Assumption of Options.
          -------------------------------------------------

          Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Recipient, impair the Recipient's rights or increase the Recipient's obligations under such Option unless the Committee deems that such modification is necessary or advisable to ensure that all rights granted under this Plan satisfy the requirements of the Securities and Exchange Commission's Rule 16b-3 or any successor rule.

26.       Governing Law.
          -------------

          The validity, construction, interpretation and effect of the Plan and the Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.


Dated as of:  January 21, 2000.